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EXHIBIT 10.1

SETTLEMENT AGREEMENT

        THIS SETTLEMENT AGREEMENT (the "Agreement") is entered into among Fischer Imaging Corporation ("Fischer"), a Delaware corporation, on the one hand, and Thermo Electron Corporation ("Thermo") and Trex Medical Corporation ("Trex"), each a Delaware corporation, on the other hand, effective as of the last date of signature below (the "Effective Date").

Recitals

1.
In 1992, Fischer sued Lorad Corporation for alleged infringement of United States Patent No. 5,078,142 (the "142 Patent") in the United States District Court for the District of Colorado in Civil Action No. 92-MK-619, and Lorad Corporation filed counterclaims for a declaratory judgment as well as other claims, which counterclaims (except for the claim for declaratory judgment) were separated from Civil Action No. 92-MK-619 into Civil Action No. 93-MK-1588, also pending in the United States District Court for the District of Colorado. The parent corporation of Trex later acquired Lorad Corporation, and the assets and business of Lorad were subsequently contributed to Trex and became an unincorporated division within Trex. In 1998, Fischer sued Trex for alleged infringement of United States Patent No. 5,735,264 (the "264 Patent") in the United States District Court for the District of Colorado in Civil Action 98-MK-772. Therein, Trex filed counterclaims for a declaratory judgment as well as for antitrust and other claims. The Court separated all counterclaims (except the claim for a declaratory judgment) asserted by Trex, and consolidated these claims with those pending in Civil Action No. 93-MK-1588 (such action, together with any and all counterclaims associated therewith, the "Trex/Fischer Antitrust Action"). The Court then consolidated Civil Action 92-MK-619 for all purposes with Civil Action 98-MK-772 (such action, together with any and all counterclaims associated therewith, the "Fischer/Trex Action").

2.
In 2000, Trex sold assets of its Lorad business ("Lorad") to Hologic, Inc. ("Hologic"), a Delaware corporation, pursuant to the Asset Purchase and Sale Agreement among Trex Medical Systems Corporation, Trex Medical Corporation, Thermotrex Corporation, Thermo Electron Corporation and Hologic, Inc. dated August 13, 2000 (the "Trex/Hologic Agreement"), which, under Article VI, contains indemnity provisions concerning litigation or potential litigation involving Fischer.

3.
In November 2001, Fischer sued Hologic for alleged infringement of the "264 Patent in the United States District Court for the District of Massachusetts, Civil Action No. 01-11943 WGY (such action, together with any and all counterclaims associated therewith, the "Fischer/Hologic Action").

4.
Fischer has also filed an action in Germany before the District Court of Duesseldorf for infringement of the German Part enumerated DE 692 31 238 T1 of European Patent No. 0 625 024, which action is styled Fischer Imaging Corporation, Denver, USA vs. MMS Medicor Medical Supplies GmbH, Kerpen, Germany, and Lorad, Inc., Danbury, USA, court file number 4 0 4199/01 (such action, together with any and all counterclaims associated therewith, the "German Action"), and Fischer has filed an action in France before the Tribunal de Grande Instance de Paris (Paris Court of First Instance) under No. RG 01/19791 for infringement of the French Part (such French translation having been submitted to the Institut National de la Propriété Industrielle, as indicated in the Bulletin Officiel de la Propriété Industrielle No. 49, dated December 8, 2000) of European Patent No. 0 625 024, which action is styled Fischer Imaging Corp. v. Hologic, Inc., Lorad, Inc., Hologic S. A., Stephanix S. A., and Trophy Radiologie S. A. (such action, together with any and all counterclaims associated therewith, the "French Action").

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5.
Hologic has filed a Nichtigkeitsklage (nullity complaint) before the Federal Patent Court in Munich, Germany, styled Hologic Inc., Bedford, USA vs Fischer Imaging Corporation, Inc. Denver, USA, court file No. 4 Ni 7/02 (EU), against the German Part enumerated DE 692 31 238 of European Patent No. 0 625 024 (such action, together with any and all counterclaims associated therewith, the "Hologic Opposition Action").

6.
The parties desire, inter alia, to settle the Fischer/Trex Action, the Trex/Fischer Antitrust Action, the Fischer/Hologic Action, the German Action, the French Action and the Hologic Opposition Action (collectively, the "Litigation"). In view of the foregoing, and without admitting the validity of any assertion, contention or defense made in the Litigation, the Parties have agreed to settle the Litigation on the terms set forth herein.

Agreement

        In consideration of the mutual promises, covenants, payments and releases contemplated herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fischer on the one hand and Thermo and Trex on the other hereby agree as follows:

Article I
Definitions

1.01
"Actions and Claims" shall mean any and all actions, causes of action, suits, claims, rights, liabilities, demands, damages, losses, costs and expenses, of every kind and nature whatsoever, in law or in equity, negligent or intentional, known or unknown, fixed or contingent, accrued or not accrued, foreseen or unforeseen, matured or not matured.

1.02
"Affiliate" shall mean any entity that is controlled by, controls or is under common control with another entity. "Control" for these purposes shall mean (a) in the case of corporate entities, direct or indirect ownership of at least 50% of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such entity.

1.03
"Fischer Parties" shall mean any or all of the Fischer Released Parties and the Fischer Third Party Releasees.

1.04
"Fischer Released Parties" shall mean any or all of (a) Fischer, (b) the current, former and future Affiliates of Fischer, (c) the successors and assigns of the entities and individuals described in clauses (a) and (b) of this Section 1.04, and (d) the officers, directors and employees of the entities and individuals described in clauses (a), (b) and (c) of this Section 1.04.

1.05
"Fischer Third Party Releasees" shall mean any or all of (a) the distributors, customers, agents, licensees and contract manufacturers of the Fischer Released Parties, (b) the current, former and future Affiliates of the entities and individuals described in clause (a) of this Section 1.05, (c) the successors and assigns of the entities and individuals described in clauses (a) and (b) of this Section 1.05, and (d) the officers, directors and employees of the entities and individuals described in clauses (a), (b) and (c) of this Section 1.05.

1.06
"Hologic Released Parties" shall mean any or all of (a) Hologic, (b) the distributors, customers, agents, licensees and contract manufacturers of Hologic, (c) the current, former and future Affiliates of the entities and persons described in clauses (a) and (b) of this Section 1.06, (c) the successors and assigns of the entities and individuals described in clauses (a), (b) and (c) of this Section 1.06, and (e) the officers, directors and employees of the entities and individuals described in clauses (a), (b), (c) and (d) of this Section 1.06.

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1.07
"Licensed Non-U.S. Patents" shall mean European Patent No. 0 625 024 and all Parts thereof, including but not limited to the German Part (enumerated DE 692 31 238) and the French Part (as described in paragraph 5 above), any other non-U.S. counterparts of the Licensed U.S. Patents, and any reissues, extensions, continuations, divisions, foreign counterparts or continuations in part thereof, and any other patent claiming priority to the applications resulting in the "142 Patent, the "264 Patent, United States Patent No. 5,240,011, United States Patent No. 5,415,169, United States Patent No. 5,803,912 or United States Patent No. 6,022,325.

1.08
"Licensed Patents" shall mean all of the Licensed U.S. Patents and Licensed Non-U.S. Patents. "Licensed Patent" shall mean any one of the Licensed U.S. Patents or the Licensed Non-U.S. Patents.

1.09
"Licensed U.S. Patents" shall mean the "142 Patent, the "264 Patent, United States Patent No. 5,240,011, United States Patent No. 5,415,169, United States Patent No. 5,803,912, United States Patent No. 6,022,325, any reissues, extensions, continuations, divisions or continuations in part thereof, and any other patent claiming priority under 35 U.S.C. §119 or 120 to the applications resulting in the "142 Patent, the "264 Patent, United States Patent No. 5,240,011, United States Patent No. 5,415,169, United States Patent No.5,803,912 or United States Patent No. 6,022,325.

1.10
"Parties" or "parties" shall refer exclusively to Fischer, Thermo and Trex, and expressly does not include Hologic.

1.11
"Table Product(s)" shall mean the prone stereotactic breast biopsy table manufactured, sold or offered for sale by Trex on or before the date of the Trex/Hologic Agreement, as such table may be or has been enhanced or improved from time to time by or on behalf of Hologic, so long as such table as so enhanced or improved is not alleged by Fischer in good faith to infringe on any claims of the Licensed U.S. Patents which were not infringed upon by such table as manufactured by Trex on or before August 13, 2000, or any claims of foreign counterparts of the Licensed U.S. Patents whose corresponding U.S. claims, if any, are not alleged to be infringed upon by such table as manufactured by Trex on or before August 13, 2000, provided that in any such case such table is manufactured, offered for sale or sold only for the uses offered by Trex on or before August 13, 2000.

1.12
"Thermo Parties" shall mean any or all of the Thermo Released Parties and the Thermo Third Party Releasees.

1.13
"Thermo Released Parties" shall mean any or all of (a) Trex and Thermo, (b) the current, former and future Affiliates of Trex and Thermo, (c) the successors and assigns of the entities and individuals described in clauses (a) and (b) of this Section 1.13, and (d) the officers, directors and employees of the entities and individuals described in clauses (a), (b) and (c) of this Section 1.13.

1.14
"Thermo Third Party Releasees" shall mean any or all of (a) the distributors, customers, agents, licensees and contract manufacturers of the Thermo Released Parties, (b) the current, former and future Affiliates of the entities and individuals described in clause (a) of this Section 1.14, (c) the successors and assigns of the entities and individuals described in clauses (a) and (b) of this Section 1.14, and (d) the officers, directors and employees of the entities and individuals described in clauses (a), (b) and (c) of this Section 1.14.

Article II
Mutual Releases and Covenants Not to Sue Between the Parties

2.01
Mutual Releases.

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          (a)  Fischer hereby releases each of the Thermo Released Parties, and Trex and Thermo each hereby release each of the Fischer Released Parties, from any and all Actions and Claims, including but not limited to those relating or pertaining to or concerning: any of the Licensed Patents; the sale, offer for sale, use, manufacture or import by or on behalf of any of the Thermo Parties of the StereoGuide product or any other stereotactic breast biopsy table or component thereof; the alleged infringement by any of the Thermo Parties of any of the Licensed Patents; Fischer's alleged patent misuse (including any potential antitrust violations) regarding the Licensed Patents; any claim that was or could have been brought by any party in the Litigation; and any claim that could have been brought by Fischer against any of the Thermo Parties in connection with the transactions contemplated by the Trex/Hologic Agreement.

          (b)  Fischer hereby releases each of the Thermo Third Party Releasees, and Trex and Thermo each hereby release each of the Fischer Third Party Releasees, from any and all Actions and Claims relating or pertaining to or concerning: any of the Licensed Patents; the sale, offer for sale, use, manufacture or import by or on behalf of any of the Thermo Parties of the StereoGuide product or any other stereotactic breast biopsy table or component thereof; the alleged infringement by any of the Thermo Parties of any of the Licensed Patents; Fischer's alleged patent misuse (including any potential antitrust violations) regarding the Licensed Patents; any claim that was or could have been brought by any party in the Litigation; and any claim that could have been brought by Fischer against any of the Thermo Parties in connection with the transactions contemplated by the Trex/Hologic Agreement.

          (c)  The various releases provided in this Section 2.01 are given in consideration of one another and the other consideration provided for herein. These releases shall not apply to any Action or Claim based on performance or lack of performance under this Agreement.

2.02
Covenants Not to Sue.

          (a)  Fischer agrees to and does hereby covenant not to sue or take any other action, including without limitation any action or proceeding before any administrative agency, domestic or foreign, against any of the Thermo Parties on any and all Actions or Claims relating or pertaining to or concerning: any of the Licensed Patents; the sale, offer for sale, use, manufacture or import of the StereoGuide product or any other stereotactic breast biopsy table or component thereof; the alleged infringement of any of the Licensed Patents; any claim that was or could have been brought by any party in the Litigation; and any claim that could have been brought by Fischer against any of the Thermo Parties in connection with the transactions contemplated by the Trex/Hologic Agreement. Fischer shall ensure that any person or entity (a "Transferee") to whom Fischer or any Fischer Released Party sells, transfers, assigns or licenses any Licensed Patent(s) or any rights therein that would enable such Transferee to bring a suit for infringement of such Licensed Patent(s) agrees, as a condition to such sale, transfer, assignment or license, to be bound by the covenants contained in this Section 2.02(a), and requires the same of any subsequent transferee of such rights.

          (b)  Each of Trex and Thermo agrees to and does hereby covenant not to sue or take any other action, including without limitation any action or proceeding before any administrative agency, domestic or foreign, against any of the Fischer Parties on any and all Actions or Claims relating or pertaining to or concerning: any of the Licensed Patents; the sale, offer for sale, use, manufacture or import of the StereoGuide product or any other stereotactic breast biopsy table or component thereof; the alleged infringement of any of the Licensed Patents; Fischer's alleged patent misuse (including any potential antitrust violations) regarding the Licensed Patents; any claim that was or could have been brought by any party in the Litigation; and any claim that could have been brought by Fischer against any of the Thermo Parties in connection with the transactions contemplated by the Trex/Hologic Agreement.

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        2.03 Dismissal. The Fischer/Trex Action and the Trex/Fischer Antitrust Action shall be dismissed with prejudice with each party bearing its own costs, and the Parties hereby direct their respective attorneys to execute and file a Stipulation of Dismissal with Prejudice in each of those Actions in the forms attached hereto as Exhibits A and B within five (5) business days after the Effective Date, provided that Fischer has received the Immediate Payment (as defined below). The Parties expressly agree to waive their rights to have any produced documents returned, as set forth in the first sentence of Paragraph 14 of the Stipulated Protective Order, entered in the Fischer/Trex Action on or about June 24, 1992 (and as modified by the Joint and Stipulated Motion to Amend Stipulated Protective Order, filed on September 25, 1998). Counsel for Trex may, therefore, retain indefinitely any documents and all reproductions of documents produced in the Fischer/Trex Action or the Trex/Fischer Antitrust Action, and any such document may be used by such counsel in their capacity as counsel for Hologic in any subsequent litigation between Fischer and Hologic as if it had been produced in that subsequent litigation. Counsel for Fischer may retain indefinitely any documents and all reproductions of documents produced in the Fischer/Trex Action or the Trex/Fischer Antitrust Action, and any such document may be used by such counsel in any subsequent litigation between Fischer and Hologic as if it had been produced in that subsequent litigation. The Parties reaffirm all other provisions of the Stipulated Protective Order, as modified. Fischer and Trex further agree that the Parties will take all reasonable steps to assure that the French Action as to Stephanix S.A. and Trophy Radiologie, S.A., including all claims and counterclaims, shall be dismissed with prejudice as soon as reasonably possible, except that each of Stephanix S.A. and Trophy Radiologie, S.A. shall be permitted to dismiss any counterclaims and defenses without prejudice, so that such counterclaims and defenses could be asserted in any future Action or Claim seeking to enforce the Licensed Patents. The Parties hereto will cooperate to accomplish such dismissal, and to execute any and all documents to effect such dismissal, with all parties assuming their own costs, attorneys' fees and expenses. Fischer expressly recognizes that Stephanix S. A. is no longer an Affiliate of Thermo and, as such, may refuse to cooperate to accomplish such dismissal. Trex and Thermo hereby agree to exercise such proper influence, control or authority, if any, as it may have over Stephanix, S.A. to obtain a dismissal of the French Action. Trex and Thermo expressly recognize that Fischer may maintain the French Action against Stephanix S.A. until Stephanix S.A. agrees to the dismissal of the French Action.

Article III
License, Covenant Not to Sue, and Release Regarding Hologic

        3.01 Condition Precedent to this Article III. Each of (1) the License granted in Section 3.02, (2) the Release of Section 3.03, (3) the Covenant not to Sue of Section 3.04, and (4) the agreements and other provisions of Section 3.05 shall not become effective or enforceable until Trex has delivered to Fischer a Stipulation of Dismissal in the form of Exhibit C executed by Hologic's attorneys as contemplated by Section 3.05 below.

        3.02 License Grant to Hologic

   3.02.01.  Fischer hereby grants to Hologic under the Licensed U.S. Patents and the Licensed Non-U.S. Patents and for the lives of such patents, a non-exclusive, irrevocable license to make, have made, use, sell, offer for sale through all channels of distribution and otherwise dispose of Table Products throughout the United States and the World, including but not limited to import and export of Table Products into and out of the United States and other countries.

   3.02.02.  No Right to Sub-license. The license granted in Section 3.02.01 does not include any right to grant any license or sub-license for any or all of the Licensed U.S. Patents or Licensed Non-U.S. Patents to any other person or entity.

   3.02.03.  Limited Right to Transfer. The license granted in Section 3.02.01 above is personal to Hologic, and shall not be assigned or transferred, and does not inure to the benefit of any of

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  Hologic's successors or assigns. However, the previous sentence notwithstanding, Hologic may assign the license granted in Section 3.02.01 in conjunction with a merger, sale, or other transfer of substantially all of Hologic's assets and business.

    3.02.04  Infringement Actions Against Third Parties. Fischer does not by the license provided in this Section 3.02 agree to any obligation to institute any action or suit against any third party for infringement of the Licensed Patents, or to defend any action brought by a third party that challenges or concerns the validity of any of the Licensed Patents.

   3.02.05.  No Warranties. Nothing herein shall be construed as a warranty that any Table Product does not infringe patents of persons or entities other than Fischer, and Fischer has not made any warranties whatsoever regarding merchantability, noninfringement, fitness for a particular purpose, or the suitability for any purpose of the technology embodied in the Licensed Patents.

        3.03 Release. Fischer hereby releases each of the Hologic Released Parties from any and all Actions and Claims that both (a) relate or pertain to or otherwise concern any Table Product, or any component thereof, and (b) relate or pertain to or otherwise concern any of the Licensed Patents; were or could have been brought by any party in the Litigation; or could have been brought by Fischer against any of the Hologic Released Parties in connection with the transactions contemplated by the Trex/Hologic Agreement.

        3.04 Covenants Not to Sue. Fischer agrees to and does hereby covenant not to sue or take any other action, including without limitation any action or proceeding before any administrative agency, domestic or foreign, against any of the Hologic Released Parties on any and all Actions or Claims that both (a) relate or pertain to or otherwise concern any Table Product, or any component thereof, and (b) relate or pertain to or otherwise concern any of the Licensed Patents; any claim that was or could have been brought by any party (including any Hologic Released Party) in the Litigation; or any claim that could have been brought by Fischer against any of the Hologic Released Parties in connection with the transactions contemplated by the Trex/Hologic Agreement. Fischer shall ensure that any Transferee to whom Fischer or any Fischer Released Party sells, transfers, assigns or licenses any Licensed Patent(s) or any rights therein that would enable such Transferee to bring a suit for infringement of such Licensed Patent(s) agrees, as a condition to such sale, transfer, assignment or license, to be bound by the covenants contained in this Section 3.04, and requires the same of any subsequent transferee of such rights.

        3.05 Dismissal. The Fischer/Hologic Action shall be dismissed with prejudice with each party bearing its own costs, except that Hologic shall be permitted to dismiss any counterclaims and defenses without prejudice, so that such counterclaims and defenses could be asserted in any future Action or Claim seeking to enforce the Licensed Patents. The Parties shall direct their respective attorneys to execute and file a Stipulation of Dismissal in such Action in the form attached hereto as Exhibit C within five (5) business days after the Effective Date, provided that Fischer has received the Immediate Payment (as defined below). Fischer and Trex further agree that the French Action and the German Action shall be dismissed with prejudice, with all parties assuming their own costs, attorney's fees, and expenses, and that the Hologic Opposition Action shall be dismissed without prejudice, with all parties assuming their own costs, attorney's fees, and expenses. The Parties hereto will cooperate to accomplish such dismissals, and to execute any and all documents to effect such dismissals. Fischer expressly recognizes that Stephanix S. A. is no longer an Affiliate of Thermo and, as such, may refuse to cooperate to accomplish such a dismissal of the French Action. Fischer also expressly recognizes that Medicor Medical Supplies GmbH is not an Affiliate of Thermo and, as such, may refuse to cooperate to accomplish such a dismissal of the German Action. Trex and Thermo each hereby recognizes that, in the event that Stephanix S.A. refuses to cooperate with Fischer to effect dismissal of the French Action, Fischer may continue to maintain the French Action against Stephanix S.A. until such time as Stephanix S.A. has agreed to the dismissal of such Action. Trex and Thermo each hereby recognizes

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that, in the event that Medicor Medical Supplies GmbH refuses to cooperate with Fischer to effect dismissal of the German Action, Fischer may continue to maintain the German Action against Medicor Medical Supplies GmbH until such time as Medicor Medical Supplies GmbH has agreed to the dismissal of such Action.

Article IV
Payments by Trex and/or Thermo

        4.01 Amount. In settlement of the Litigation and in consideration of the releases, covenants, dismissals and other consideration provided for herein, Trex and Thermo hereby jointly and severally agree and promise to pay to Fischer, in lawful currency of the United States of America, (a) a single payment of twenty-five million dollars ($25,000,000.00) (the "Immediate Payment") and (b) as royalties for the patent license granted above to Hologic in Section 3.02, subject to the provisions of Section 4.05 below, $7,200,000 in eight equal installments of nine hundred thousand dollars ($900,000.00) each (each such payment referred to herein as a "Royalty Installment Payment") on the dates and in the manner provided below.

  4.02
  Delivery Date.

4.02.01	The Immediate Payment shall be made in the manner described below in Section 4.03.01 within two business days of the Effective Date. If Fischer does not receive the Immediate Payment within two business days of the Effective Date, this Agreement shall be null and void and of no further force or effect.
4.02.02
Each Royalty Installment Payment shall be due on April 30th of each year hereafter, with the first Royalty Installment Payment due on April 30, 2003, and the last Royalty Installment Payment due on April 30, 2010.

        4.03 Method.

4.03.01	The Immediate Payment shall be made by wire transfer to an account selected by Fischer, and pursuant to instructions provided by Fischer, no later than the Effective Date, by separate correspondence to the person and address specified herein for notice.
4.03.02
Each of the Royalty Installment Payments shall be made by wire transfer to the same account specified by Fischer in Section 4.03.01 for receipt of the Immediate Payment, unless Fischer provides other written instructions not less than 15 days prior to the date upon which such Royalty Installment Payment is due. Such written instructions shall be provided according to the provisions for Notice set forth in Section 6.02 below.

        4.04 Attorneys' Fees, Interest. In the event that Trex and Thermo fail to make any Royalty Installment Payment when due, Fischer shall be entitled to reasonable attorneys' fees incurred by Fischer to collect payment of any or all of such Royalty Installment Payment. Interest shall accrue on any and all amounts not paid when due hereunder at the rate of twelve percent (12%) per annum, or, alternatively, should this rate be usurious under applicable law, the maximum rate permitted by applicable law, until paid.

        4.05 Promise by Fischer Regarding the Sale of Products to Hologic. If Fischer desires to sell, lease, market, license, distribute or otherwise provide (collectively, "Distribute") its Mammotest System or derivatives or components thereof, or any other stereotactic breast biopsy table, or derivatives or

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components thereof (collectively, "Products"), to Hologic or any of its Affiliates, manufacturers or distributors, or any of their respective successors or assigns, at any time before the anniversary of the Effective Date occurring in 2010, Fischer shall first provide written notice thereof to Trex and Thermo. Effective upon the earlier of (a) the delivery of such written notice to Trex and Thermo and (b) six months prior to the first actual Distribution of any Product to Hologic or any of its Affiliates, manufacturers or distributors, Trex and Thermo shall be irrevocably relieved of any obligation to pay further Royalty Installment Payments hereunder. If Trex or Thermo has made any Royalty Installment Payment to Fischer within the six-month period described in the preceding sentence, Fischer shall immediately refund such Royalty Installment Payment upon the effectiveness of Thermo and Trex being released of their obligation to make such payment.

        4.06 Assignability of Royalty Installment Payments. Subject to all obligations and limitations under this Agreement, including but not limited to Section 4.05 above, the right of Fischer to receive the Royalty Installment Payments is assignable. Any such assignment shall be made pursuant to an agreement in form and substance reasonably satisfactory to Thermo and Trex, which agreement shall expressly make reference to the terms of this Agreement. Upon assignment of its rights under this Article IV to the Royalty Installment Payments, Fischer shall provide written notice to Trex and Thermo of such assignment and the identity of the assignee, and all Royalty Installment Payments due after receipt of such notice shall be made to Fischer's assignee.

Article V
Indemnification and Other Matters

        5.01 Indemnification.

    5.01.01  Fischer agrees to indemnify, defend and hold harmless each of the Thermo Parties from and against any and all losses, damages, claims, demands, suits, obligations and other liabilities, fines, penalties and expenses (including without limitation costs of investigation, costs of defense, costs of enforcement, amounts paid in settlement, interest, court costs and reasonable attorneys' fees and expenses) incurred or suffered by or awarded against any of the Thermo Parties and arising out of, relating to or constituting:

            (a)  any claim by any of the Hologic Released Parties in connection with this Agreement or the settlement, releases, covenants, dismissals and/or other transactions contemplated hereby; or

            (b)  any claim by any of the Hologic Released Parties, under the Trex/Hologic Agreement or otherwise, based on, arising out of or relating to any claim, proceeding, demand or lawsuit asserted by or on behalf of any of the Fischer Parties against all or any of the Hologic Released Parties alleging infringement or violation by any of the Hologic Released Parties of any intellectual property rights (including without limitation rights under patents and trade secrets) of any of the Fischer Parties relating to prone table mammography, stereotactic breast biopsy tables or components thereof.

    5.01.02  All claims for indemnification made under Section 5.01.01 shall be made in accordance with the following procedures, and shall be subject to the following conditions:

            (a)  Each Thermo Party claiming indemnity under this Section 5.01 (a "Claimant") as a result of a claim falling within subsection (a) or (b) of Section 5.01.01 above and asserted by any of the Hologic Released Parties against it or any other Claimant shall give written notification to Fischer as soon as reasonably possible after receiving notice of such claim; provided, however, that the failure to give such notice to Fischer shall not relieve Fischer of any liability hereunder except to the extent, if any, it was actually prejudiced thereby.

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            (b)  Within thirty (30) days after delivery of such notification, Fischer may, upon written notice thereof to the Claimant, assume control of the defense of such claim with counsel reasonably satisfactory to the Claimant, provided that Fischer acknowledges in writing to the Claimant that any damages, fines, costs or other liabilities that may be assessed against the Claimant in connection with such claim constitute damages for which the Claimant shall be entitled to indemnification pursuant to this Section 5.01. If Fischer does not assume control of such defense, the Claimant shall control such defense. If Fischer elects to assume control of the defense, it shall pay the attorneys' fees and other costs and expenses associated with the defense as they are incurred. If Fischer does not assume control of such defense, it shall reimburse the Claimant for its attorneys' fees and other costs and expenses associated with the defense as they are incurred.

            (c)  The Party not controlling such defense may participate therein at its own expense; provided that if Fischer assumes control of such defense and the Claimant reasonably concludes that Fischer and the Claimant have conflicting interests or different defenses available with respect to such claim, the Claimant shall have the right to engage counsel and to control the defense with respect to such matters and the reasonable fees and expenses of such counsel shall be considered "damages" for purposes of Section 5.01.01.

            (d)  The Party controlling such defense shall keep the other Party advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the other Party with respect thereto.

            (e)  The Claimant shall not agree to any settlement of such claim without the prior written consent of Fischer (not to be unreasonably withheld, conditioned or delayed). Fischer shall not agree to any settlement of such claim that does not include a complete release of the Claimant from all liability with respect thereto or that directly or indirectly imposes any liability, limitation, restriction or obligation on the Claimant without the prior written consent of the Claimant, which shall not be unreasonably withheld, conditioned or delayed.

Article VI
Miscellaneous

        6.01 Complete Agreement; Amendment. Each party acknowledges that it has read this Agreement (including all Exhibits), understands it and agrees to be bound by its terms, and further agrees that it is the complete and exclusive statement of the agreement between the parties that supersedes and merges all prior proposals, understandings, representations, and all other agreements, oral and written, between the parties, relating to the subject matter hereof. This Agreement may not be modified or altered except by written instrument duly executed by all Parties.

        6.02 Notice. Any notice or communication required or permitted in this Agreement shall be in writing signed by a party's authorized representative and either (1) hand delivered by a person to the person and address set forth below, (2) sent via a reputable overnight courier service to the person and

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address set forth below, or (3) mailed by first class mail, postage prepaid, addressed as follows and by facsimile to the number as follows:

To Fischer:	Morgan Nields, Executive Chairman Fischer Imaging Corporation 12300 N. Grant Street Denver, CO 80241 Facsimile: 303-252-4256
With a copy to:	George G. Matava, Esq. LeBoeuf, Lamb, Greene & MacRae, LLP 633 Seventeenth Street, Suite 2000 Denver, CO 80202 Facsimile: 303-297-0422
To Thermo or Trex:	Thermo Electron Corporation 81 Wyman Street Waltham, MA 02454-9046 Attention: General Counsel Facsimile: 781-622-1283
With a copy to:	Hal J. Leibowitz, Esq. Hale and Dorr, LLP 60 State Street Boston, MA 02109 Facsimile: 617-526-5000

All notices required or permitted under this Agreement shall be deemed to have been received on the earliest of the following: (A) on the date delivered, if by personal delivery; (B) on the date of signature of a receipt of delivery, if sent by mail and a receipt of delivery is returned; (C) on the first business day following deposit with a reputable overnight courier service; (D) on the fifth business day following postmarking, if sent by First Class mail, postage prepaid; (E) on the first business day following the completed, legible facsimile transmission of the notice, if sent by facsimile and the copy required to be mailed under this Section 6.02 was not received; or (F) on the date of actual receipt if none of the foregoing applies.

        6.03 Attorneys' Fees to Prevailing Party. If litigation or other action is commenced between the Parties concerning any dispute arising out of or relating to this Agreement, the prevailing party in any contested ancillary proceeding relating to the action (e.g., motions to transfer, to compel discovery, etc.) and the prevailing party in the action itself will be entitled, in addition to any other award that may be made, to recover all court costs and all reasonable expenses associated with the ancillary proceeding or action, including without limitation reasonable attorneys' fees and expenses.

        6.04 Governing Laws. This Agreement, its construction, interpretation, application and performance, shall be governed in all respects by the laws of the Commonwealth of Massachusetts without reference to choice of law principles.

        6.05 Severability. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted and the remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

        6.06 Signatures Required; Three Originals. This Agreement shall not be binding or effective on any party unless and until each of Trex, Thermo and Fischer has executed this Agreement by having a corporate representative with authority sign below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be deemed to

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be one and the same instrument. Each party shall send a facsimile of an executed signature page of this Agreement immediately upon execution to the other parties. Original signature pages shall be exchanged within two (2) business days after the date of execution. Facsimile signatures shall be considered the same as the originals.

        6.07 Section Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

        6.08 Intended Third Party Beneficiaries. It is intended by the parties hereto that each of the Hologic Released Parties, each of the Fischer Parties other than Fischer and each of the Thermo Parties other than Thermo and Trex is an intended third party beneficiary to this Agreement. Aside from the Hologic Released Parties, the Fischer Parties other than Fischer, and the Thermo Parties other than Thermo and Trex, there are no intended third party beneficiaries to this Agreement.

        6.09 Press Releases. No Party may disclose, publish or cause to be published any press release, or otherwise make any public statement, disclosing the fact of the settlement contemplated by this Agreement or the terms hereof without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, any Party may, without the consent of any other Party, make any disclosure required to fulfill its obligations under applicable laws, rules or regulations, including rules and regulations of the Securities and Exchange Commission and of any applicable securities exchange, provided that, to the extent practical, such Party provides the other Parties with prior notice of the proposed disclosure and an opportunity to comment thereon.

        6.10 Fischer represents and warrants that (i) as of the Effective Date it has the exclusive right to make the covenants and agreements relating to the Licensed Patents provided for herein, (ii) it has not assigned, sold, transferred or otherwise disposed of any of its rights or interests in the Licensed Patents, and (iii) to the extent approval of another person or entity is necessary to grant any of the rights set forth in this Agreement, such approval has been obtained.

        6.11 Trex and Thermo represent and warrant that they have in their possession a Stipulation of Dismissal in the form of Exhibit C executed by counsel for Hologic.

        6.12 The Parties hereto represent and warrant that they possess the full and complete authority to covenant and agree as provided herein, and further represent and warrant that they have full and complete authority to execute this Agreement. In addition, the individuals executing this Agreement on behalf of the respective Parties represent and warrant that they have been duly authorized and empowered to execute this Agreement on behalf of their respective entities.

        6.13 It is specifically understood that this Agreement may be pleaded as a full and complete defense to, and may be used as the basis for, an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement.

        6.14 The Parties acknowledge and agree that this Agreement and its Exhibits are not to be deemed, interpreted, construed, described or referred to by any person as being or constituting an admission of liability, fault or wrongful conduct of any kind or nature whatsoever on the part of any Party or of any Party's past or present shareholders, directors, officers, representatives, partners, employees, agents or attorneys.

        6.15 Assignment. This Agreement is personal to each of the Parties hereto, and may not be assigned or otherwise transferred without the written consent of each of the other Parties. The preceding sentence notwithstanding, the Royalty Installment Payments may be assigned subject to Sections 4.05 and 4.06 above, Hologic has the limited right to assign the license granted in Section 3.02 subject to the restrictions of Section 3.02.03, and this Agreement may be assigned by Fischer in

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connection with either the sale of the Licensed Patents or the sale of substantially all of Fischer's assets and business, or by Trex or Thermo in conjunction with the sale or transfer of substantially all of the assets or business of either Trex or Thermo.

        [Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed by their duly authorized representatives.

TREX MEDICAL CORPORATION
By:	/s/ THEO MELAS-KYRIAZI
Name:	Theo Melas-Kyriazi
Title:	President 81 Wyman Street Waltham, MA 02454-9046
Date:	June 7, 2002
THERMO ELECTRON CORPORATION
By:	/s/ THEO MELAS-KYRIAZI
Name:	Theo Melas-Kyriazi
Title:	Vice President 81 Wyman Street Waltham, MA 02454-9046
Date:	June 7, 2002
THE UNDERSIGNED HEREBY ENTERS INTO THIS AGREEMENT FOR THE SOLE PURPOSE OF AGREEING TO ITS RIGHTS AND OBLIGATIONS UNDER ARTICLE II HEREOF:
TROPHY RADIOLOGIE, S.A.
By:	/s/ THEO MELAS-KYRIAZI
Name:	Theo Melas-Kyriazi
Title:	President
Date:	June 7, 2002
FISCHER IMAGING CORPORATION
By:	/s/ MORGAN W. NIELDS Morgan Nields, Executive Chairman 12300 M. Grant Street Denver, Colorado 80241
Date:	June 4, 2002

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Exhibit A

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 92-MK-619
(consolidated with Civil Action No. 98-MK-772)

FISCHER IMAGING CORPORATION,
a Delaware corporation

  Plaintiff,

v.

TREX MEDICAL CORPORATION, a Connecticut
corporation, formerly known as Lorad Corporation,

        Defendant.

STIPULATED MOTION FOR DISMISSAL OF CLAIMS AND COUNTERCLAIMS
WITH PREJUDICE

        Pursuant to Fed. R. Civ. P. 41(a)(1)(ii), Plaintiff Fischer Imaging Corporation ("Fischer") and Defendant Trex Medical Corporation ("Trex") hereby stipulate, subject to the approval of this Court, that all claims and counterclaims in this Civil Action No. 92-MK-619 (consolidated with Civil Action No. 98-MK-772) are dismissed with prejudice. Each party will bear its own costs and attorney fees.

        Respectfully submitted this            day of                        , 2002.

George G. Matava Brian A. Carpenter Nancy L. Dempsey LEBOEUF, LAMB, GREENE & MACRAE LLP 633 Seventeenth Street, Suite 2000 Denver, Colorado 80202 (303) 291-2600
Todd P. Blakely SHERIDAN ROSS P.C. 1560 Broadway, Suite 1200 Denver, Colorado 80202 (303) 863-9700
ATTORNEYS FOR PLAINTIFF FISCHER IMAGING CORPORATION

Gilbert H. Hennessey III Kurt L. Glitzenstein FISH & RICHARDSON P.C. 225 Franklin Street Boston, MA 02110-2840
Michael A. Williams, Esq. MICHAEL A. WILLIAMS, LLC 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
Christopher J. Koenigs Michael B. Carroll, Esq. SHERMAN & HOWARD, LLC 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
ATTORNEYS FOR DEFENDANT TREX MEDICAL CORPORATION

CERTIFICATE OF SERVICE

        The undersigned attorney hereby certifies that a copy of the foregoing STIPULATED MOTION FOR DISMISSAL OF CLAIMS AND COUNTERCLAIMS WITH PREJUDICE was served upon the party of record listed below, by United States mail, first-class postage prepaid,
this    day of                        , 2002:

FISH & RICHARDSON P.C. Gilbert H. Hennessey III Kurt L. Glitzenstein 225 Franklin Street Boston, MA 02110-2840
MICHAEL A. WILLIAMS, LLC Michael A. Williams, Esq. 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
SHERMAN & HOWARD, LLC Christopher J. Koenigs Michael B. Carroll, Esq. 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
LEBOEUF, LAMB, GREENE & MACRAE LLP George G. Matava Brian A. Carpenter Nancy L. Dempsey 633 Seventeenth Street, Suite 2000 Denver, Colorado 80202 (303) 291-2600
SHERIDAN ROSS P.C. Todd P. Blakely 1560 Broadway, Suite 1200 Denver, Colorado 80202 (303) 863-9700

Exhibit B

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 93-MK-1588

FISCHER IMAGING CORPORATION,
a Delaware corporation

  Plaintiff,

v.

TREX MEDICAL CORPORATION, a Connecticut
corporation, formerly known as Lorad Corporation,

        Defendant.

STIPULATED MOTION FOR DISMISSAL OF CLAIMS AND COUNTERCLAIMS
WITH PREJUDICE

        Pursuant to Fed. R. Civ. P. 41(a)(1)(ii), Plaintiff Fischer Imaging Corporation ("Fischer") and Defendant Trex Medical Corporation ("Trex") hereby stipulate, subject to the approval of this Court, that all claims and counterclaims in Civil Action No. 93-MK-1588 are dismissed with prejudice. Each party will bear its own costs and attorney fees.

        Respectfully submitted this            day of                        , 2002.

George G. Matava Brian A. Carpenter Nancy L. Dempsey LEBOEUF, LAMB, GREENE & MACRAE LLP 633 Seventeenth Street, Suite 2000 Denver, Colorado 80202 (303) 291-2600
Todd P. Blakely SHERIDAN ROSS P.C. 1560 Broadway, Suite 1200 Denver, Colorado 80202 (303) 863-9700
ATTORNEYS FOR PLAINTIFF FISCHER IMAGING CORPORATION

Gilbert H. Hennessey III Kurt L. Glitzenstein FISH & RICHARDSON P.C. 225 Franklin Street Boston, MA 02110-2840
Michael A. Williams, Esq. MICHAEL A. WILLIAMS, LLC 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
Christopher J. Koenigs Michael B. Carroll, Esq. SHERMAN & HOWARD, LLC 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
ATTORNEYS FOR DEFENDANT TREX MEDICAL CORPORATION

CERTIFICATE OF SERVICE

        The undersigned attorney hereby certifies that a copy of the foregoing MOTION FOR DISMISSAL OF CLAIMS AND COUNTERCLAIMS WITH PREJUDICE was served upon the party of record listed below, by United States mail, first-class postage prepaid,
this    day of                        , 2002:

FISH & RICHARDSON P.C. Gilbert H. Hennessey III Kurt L. Glitzenstein 225 Franklin Street Boston, MA 02110-2840
MICHAEL A. WILLIAMS, LLC Michael A. Williams, Esq. 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
SHERMAN & HOWARD, LLC Christopher J. Koenigs Michael B. Carroll, Esq. 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
LEBOEUF, LAMB, GREENE & MACRAE LLP George G. Matava Brian A. Carpenter Nancy L. Dempsey 633 Seventeenth Street, Suite 2000 Denver, Colorado 80202 (303) 291-2600
SHERIDAN ROSS P.C. Todd P. Blakely 1560 Broadway, Suite 1200 Denver, Colorado 80202 (303) 863-9700

Exhibit C

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

FISCHER IMAGING CORPORATION, a Delaware corporation
Plaintiff,
v.		Civil Action No. 01-11943 WGY
HOLOGIC, INC., a Delaware corporation,
Defendant.

STIPULATED MOTION FOR DISMISSAL OF CLAIMS WITH PREJUDICE AND COUNTERCLAIMS WITHOUT PREJUDICE

        Pursuant to Fed. R. Civ. P. 41(a)(1)(ii), Plaintiff Fischer Imaging Corporation (AFischer@) and Defendant Hologic, Inc. ("Hologic") hereby stipulate, subject to the approval of this Court, that Fischer's claims in Civil Action No. 01-11943 WGY are dismissed with prejudice, and that Hologic's defenses and counterclaims in Civil Action No. 01-11943 WGY are dismissed without prejudice. Each party will bear its own costs and attorney fees.

        Respectfully submitted this            day of                        , 2002.

Allen C. B. Horsley (B.B.O No. 240440) Daniel F. Lula (B.B.O No. 647899) LeBoeuf, Lamb, Greene & MacRae, L.L.P. 260 Franklin Street Boston, Massachusetts 02110 (617) 439-9500
and
George G. Matava Brian A. Carpenter LeBoeuf, Lamb, Greene & MacRae, L.L.P. 633 17th Street, Suite 2000 Denver, Colorado 80202 303-291-2600
ATTORNEYS FOR PLAINTIFF FISCHER IMAGING CORPORATION

Gilbert H. Hennessey, Esq. Kurt L. Glitzenstein, Esq. Fish & Richardson, P.C. 225 Franklin Street Boston, MA 02110-2804
ATTORNEYS FOR DEFENDANT HOLOGIC, INC.

CERTIFICATE OF SERVICE

        The undersigned attorney hereby certifies that a copy of the foregoing MOTION FOR DISMISSAL OF CLAIMS WITH PREJUDICE AND COUNTERCLAIMS WITHOUT PREJUDICE was served upon the party of record listed below, by United States mail, first-class postage prepaid, this    day of                        , 2002:

FISH & RICHARDSON P.C. Gilbert H. Hennessey III Kurt L. Glitzenstein 225 Franklin Street Boston, MA 02110-2840
MICHAEL A. WILLIAMS, LLC Michael A. Williams, Esq. 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
SHERMAN & HOWARD, LLC Christopher J. Koenigs Michael B. Carroll, Esq. 950 Seventeenth Street, Suite 2450 Denver, Colorado 80202
LEBOEUF, LAMB, GREENE & MACRAE LLP George G. Matava Brian A. Carpenter Nancy L. Dempsey 633 Seventeenth Street, Suite 2000 Denver, Colorado 80202 (303) 291-2600

QuickLinks

  EXHIBIT 10.1
SETTLEMENT AGREEMENT
Recitals
Agreement
Article I Definitions
Article II Mutual Releases and Covenants Not to Sue Between the Parties
Article III License, Covenant Not to Sue, and Release Regarding Hologic
Article IV Payments by Trex and/or Thermo
Article V Indemnification and Other Matters
Article VI Miscellaneous
Exhibit A IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO
CERTIFICATE OF SERVICE
Exhibit B IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO
CERTIFICATE OF SERVICE
Exhibit C
IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS
CERTIFICATE OF SERVICE